                                                                     EXHIBIT 4.3

                                  FORM OF NOTE

         [Include the following legend for Global Notes only:

          "THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

                              FORM OF FACE OF NOTE

No. [___]                                     Principal Amount $[______________]

                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                          CUSIP NO. ____________

                  Constar International Inc., a Delaware corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on [ ], 2012.

                  Interest Payment Dates: [     ] 1 and [     ] 1

                  Record Dates:           [     ] 15 and [    ] 15

                  Additional provisions of this Note are set forth on the other side of this Note.

                                      CONSTAR INTERNATIONAL INC.


                                      By:_______________________________
                                         Name:
                                         Title:

                                      By:_______________________________
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Wells Fargo Bank, Minnesota, National Association, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:  __________________________
         Authorized Signatory                         Date:  ___________________

                          FORM OF REVERSE SIDE OF NOTE

                     ___% Senior Subordinated Notes Due 2012

1. Interest

     Constar International Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, the "Company"), for value received, promises to pay interest on the principal amount of this Note at the rate per annum shown above.

     The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing [ ] 1, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from [Issue Date]. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful ("Defaulted Interest"). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

     Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

     Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) at the office or agent of the Paying Agent in New York City unless the Company elects to make interest payments by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

     Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar.

4. Indenture

     The Company issued the Notes under an Indenture, dated as of [ ], 2002 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture")), between the Company, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

     The Notes are general unsecured obligations of the Company limited to $350,000,000 aggregate principal amount, of which $200,000,000 in aggregate principal amount will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes of up to an additional $150,000,000 aggregate principal amount of ___% Senior Subordinated Notes Due 2012. All Notes will be treated as a single class of securities under the Indenture.

     To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Constar, Inc., BFF Inc., DT, Inc., Constar Plastics, LLC and Constar Foreign Holdings, Inc. have unconditionally guaranteed (and certain future Domestic Restricted Subsidiaries will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture. Each Note Guarantee will be subject to release as provided in the Indenture. The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

5. Redemption

     (a) Except as stated below, the Company may not redeem the Notes prior to 2007. The Company may redeem the Notes, at its option, in whole at any time or
in part from time to time, on and after      , 2007, at the following redemption
prices, expressed as percentages of the principal amount thereof, if redeemed
during the twelve-month period commencing on      of any year set forth below:

             Year                                          Percentage

             2007 .....................................          %
             2008 .....................................          %
             2009 .....................................          %
             2010 and 2011 ............................       100%



          (b) At any time, or from time to time, on or prior to          , 2005,
the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount
of the Notes issued up to that time at a redemption price equal to   % of the
principal amount thereof; provided, that:

     (1) after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes issued up to that time (including Additional Notes, if any) remains outstanding; and

     (2) the Company shall make such redemption not more than 90 days after the consummation of such Equity Offering.

"Equity Offering" means a primary sale by the Company of Qualified Capital Stock of the Company to Persons who are not Subsidiaries of the Company, other than pursuant to a registration statement filed on Form S-8 or in connection with the exercise of options by employees of the Company or its Subsidiaries.

          (c) In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6. Repurchase Provisions

          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Offer Notice. As more fully described in the Indenture, the Change of Control Offer Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law.

          (b) The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder's Notes together with holders of certain other Indebtedness at

100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.

7. Subordination

     This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of the Company or the relevant Note Guarantor, as the case may be. This Note and the Note Guarantees in all respects rank pari passu with, or senior to, all other Indebtedness of the Company or the relevant Note Guarantor, as the case may be. By accepting a Note, each Holder agrees to the subordination provisions set forth in the Indenture, authorizes the Trustee to acknowledge such subordination provisions and give them effect and appoints the Trustee as attorney-in-fact for such purpose.

8. Denominations; Transfer; Exchange

     The Notes are in fully registered form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9. Persons Deemed Owners

     The registered holder of this Note may be treated as the owner of it for all purposes.

10. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. Discharge Prior to Redemption or Maturity

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12. Amendment, Supplement, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Additional Notes.

13. Defaults and Remedies

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or such Note Guarantor under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Authentication

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this
Note in larger type. Requests may be made to:

     Constar International Inc.
     One Crown Way
     Philadelphia, PA  19154-4599
     Attention:

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

                        (Print or type assignee's name, address and zip code)

                        (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________           Your Signature:___________________

Signature Guarantee:______________________________
                          (Signature must be guaranteed)


_______________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                         [To be attached to Global Notes only:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                  The following increases or decreases in this Global Note have been made:

Date of          Amount of decrease     Amount of increase in    Principal Amount of     Signature of
Exchange         in Principal Amount    Principal Amount of      this Global Note        authorized signatory
                 of this Global Note    this Global Note         following such          of Trustee or Note
                                                                 decrease or increase    Custodian


---------        --------------------   ---------------------    --------------------    --------------------]


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 or 3.11 of the Indenture, check either box:

                           [  ] 3.8                [  ] 3.11


                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.8 or 3.11 of the Indenture, state the principal amount (which must be an integral multiple of $1,000) that you want to
have purchased by the Company:   $

Date:  __________          Your Signature ____________________________
                           (Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:       _______________________________________
                           (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.